UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2020

ENTERCOM COMMUNICATIONS CORP.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-14461	23-1701044
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2400 Market Street, 4th Floor Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 660-5610

(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, par value $.01 per share	ETM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 25, 2020, Entercom Communications Corp. (the “Company”) drew $96.5 million under the revolver portion of its credit agreement (the “Credit Facility”). The Company previously drew $50 million on March 18, 2020. The combined borrowings of $146.5 million constitute substantially all remaining amounts available under the revolver.

The amounts borrowed under the revolver will bear interest as provided under the Credit Facility and may be repaid at any time without penalty. Approximately $227.3 million of the revolver will mature on August 19, 2024, and approximately $22.7 million of the revolver will mature on November 17, 2022. The borrowings will be subject to and repayable in accordance with all of the terms and conditions of the Credit Facility.

Upon receipt of the proceeds from the March 25, 2020 draw, the Company had approximately $180 million in cash and cash equivalents on its balance sheet. The amounts drawn under the revolver were borrowed as a precautionary measure to preserve financial flexibility and may be used for working capital, general corporate or other purposes as permitted by the Credit Facility.

Item 7.01	Regulation FD Disclosure.

Q1 2020 Guidance

The Company previously provided first quarter 2020 guidance on its fourth quarter 2019 earnings call on February 25, 2020. Since that time, the COVID-19 global pandemic has significantly disrupted economic activity including the advertising market. As a result, the Company is withdrawing its first quarter 2020 guidance and is unable at this time to determine the full extent of COVID-19’s impact on its business.

The Company is closely monitoring this rapidly evolving situation and is executing a number of cost savings actions that will mitigate the impact of the expected decline in revenue due to the impact of COVID-19. In addition, due to the suspension of the NBA and NHL seasons and the delayed start of the MLB season, the Company will be able to reduce its play-by-play sports rights fee obligations pro-rata based on the number of games canceled under virtually all of its agreements. The Company is suspending its quarterly dividend program starting with the second quarter 2020 dividend.

2020 Annual Meeting of Shareholders

On March 31, 2020, the Company issued a press release announcing its 2020 Annual Meeting of Shareholders will be held as a virtual meeting due to the emerging public health impact of the COVID-19 outbreak, and to support the health and well-being of the Company’s shareholders, employees, directors, associates and vendors. The 2020 Annual Meeting of Shareholders will still be held at 8:30 a.m. Eastern Time on Tuesday, May 5, 2020, but in virtual meeting format only, via live webcast at: https://web.lumiagm.com/290521398 (Password: entercom2020). The full text of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Exhibit

99.1	Press Release Date March 31, 2020.

104	Cover Page Interactive Data File (embedded within the XBRL file)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entercom Communications Corp.

By:	/s/ Richard J. Schmaeling
Richard J. Schmaeling
Executive Vice President

Dated: March 31, 2020

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